Exhibit 10.1

MSC INDUSTRIAL DIRECT CO., INC.

2023 OMNIBUS INCENTIVE PLAN

MSC Industrial Direct Co., Inc., a New York corporation (the “Company”), hereby establishes and adopts the following 2023 Omnibus Incentive Plan.  Upon becoming effective, the Plan replaces, and no further awards shall be made under, the Prior Plan.

Article 1. PURPOSES OF THE PLAN

The purposes of the Plan are to (i) attract and retain highly qualified Associates, Non-Executive Directors and Consultants and (ii) promote the growth and success of the Company’s business by providing incentives to such individuals for outstanding performance which contributes to the success of the Company, and aligning the long-term interests of Associates and Non-Executive Directors with those of the Company’s shareholders.

Article 2. DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1. “Annual Incentive Award” shall mean a Performance Award in the form of Performance Cash with a Performance Period that is the Company’s fiscal year or other 12-month (or shorter) Performance Period as specified under the terms of the Award as approved by the Committee.

2.2. “Associate” shall mean any individual providing services as an employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.3. “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.4. “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium, including any appendix containing terms for Participants residing outside the United States.

2.5. “Board” shall mean the board of directors of the Company.
2.6. “Business Combination” shall have the meaning set forth in Section 10.2.

2.7. “Cause” shall have the meaning specified in an Award Agreement or other agreement between a Participant and the Company, and, unless otherwise provided in such Award Agreement or other agreement, for purposes of Article 10 shall mean, with respect to a Participant, (i) the willful and continued failure by the Participant to substantially perform his or her duties with the Company and its Subsidiaries (other than any such failure resulting from his or her incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company which demand specifically identifies the manner in which the Company believes that the Participant has not substantially performed his or her duties, (ii) the willful engaging by the Participant in conduct which is demonstrably and materially injurious to the Company or its Subsidiaries, monetarily or otherwise or (iii) the Participant’s conviction of, or entering a plea of nolo contendere to, a felony.  For purposes of clauses (i) and (ii), no act or failure to act on the Participant’s part shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith or without reasonable belief that his or her action or omission was in the best interest of the Company and its Subsidiaries.  Unless there has been a Change in Control, the determination of Cause shall be made by the Committee, in its sole discretion.

2.8. “Change in Control” shall have the meaning set forth in Section 10.2.

2.9. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issued thereunder.

2.10. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Committee to act as the Committee hereunder.  Each Committee shall consist of no fewer than two directors, each of whom is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules; provided that any action taken by the Committee shall be valid and effective, whether or not one or more members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this definition or otherwise provided in the charter of the Committee.

2.11. “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company’s securities in a capital-raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company’s securities and (iii) otherwise qualifies as a consultant under the applicable rules of the SEC for registration of shares of stock on a Form S-8 registration statement.

2.12. “Dividend Equivalents” shall have the meaning set forth in Section 11.6.
2.13. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.14. “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the closing price of the Shares reported on the inter-dealer quotation system on such date, or, if there is no such sale on such date, then on the last preceding date on which a sale was reported or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion.  In the case of an Award that is an Option or Stock Appreciation Right, the determination of Fair Market Value for purposes of the exercise price of such Award shall be determined in accordance with the requirements for exempt stock rights under Section 409A of the Code.  The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee.

2.15. “Incentive Stock Option” shall mean an Option which when granted is intended to qualify as an incentive stock option for purposes of Section 422 of the Code.
2.16. “Non-Executive Director” shall mean a member of the Board who is not an executive officer of the Company.

2.17. “Option” shall mean any right granted to a Participant under the Plan allowing such Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.18. “Other Share-Based Award” shall have the meaning set forth in Section 8.1.
2.19. “Participant” shall mean an Associate, Non-Executive Director or Consultant who is selected by the Committee to receive an Award under the Plan.
2.20. “Performance Award” shall mean any Award of Performance Cash, Performance Shares or Performance Units granted pursuant to Article 9.

2.21. “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant based upon and with payout levels a function of the achievement of such performance goals during the Performance Period as the Committee shall determine, and includes an Annual Incentive Award.

2.22. “Performance Period” shall mean the period established by the Committee during which any performance goals specified by the Committee with respect to a Performance Award are to be measured.

2.23. “Performance Share” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated number of Shares, which value shall be payable to the Participant based upon and with payout levels a function of the achievement of such performance goals during the Performance Period as the Committee shall determine.

2.24. “Performance Unit” shall mean any grant pursuant to Article 9 of a unit valued by reference to a designated amount of cash or property other than Shares (for example, the Committee could grant units with a designated value of $1.00 per unit), which value shall be payable to the Participant based upon and with payout levels a function of the achievement of such performance goals during the Performance Period as the Committee shall determine.

2.25. “Plan” shall mean this 2023 Omnibus Incentive Plan, as amended from time to time.
2.26. “Prior Plan” shall mean the Company’s 2015 Omnibus Incentive Plan.
2.27. “Prior Plan Award” shall have the meaning set forth in Section 3.2(b).

2.28. “Restricted Stock” shall mean any Share issued with the restriction that the holder may not sell, transfer, pledge or assign such Share and subject to such vesting restrictions as the Committee may determine, which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on the achievement of performance goals or such other criteria as the Committee may determine, and/or future service requirements), in installments or otherwise, and in cases where vesting is based on the achievement of performance goals, with the levels of the lapsing of restrictions a function of the achievement of such performance goals, all as the Committee shall determine.

2.29. “Restricted Stock Award” shall have the meaning set forth in Section 7.1.

2.30. “Restricted Stock Unit” shall mean a bookkeeping unit representing the equivalent of, and the right to receive upon settlement, one Share and subject to such vesting restrictions as the Committee may determine, which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on the achievement of performance goals or such other criteria as the Committee may determine, and/or future service requirements), in installments or otherwise, and in cases where vesting is based on the achievement of performance goals, with the levels of the lapsing of restrictions a function of the achievement of such performance goals, all as the Committee shall determine.

2.31. “Restricted Stock Unit Award” shall have the meaning set forth in Section 7.1.
2.32. “SEC” means the Securities and Exchange Commission.
2.33. “Share Authorization” shall have the meaning set forth in Section 3.1.
2.34. “Shares” shall mean the shares of Class A common stock of the Company, par value $0.001 per share.
2.35. “Stock Appreciation Right” shall mean a right granted to a Participant pursuant to Article 6.

2.36. “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the relevant time each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Committee in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant direct or indirect ownership interest or that is directly or indirectly controlled by the Company.

2.37. “Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.38. “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.
Article 3. SHARES SUBJECT TO THE PLAN; LIMITS ON AWARDS

3.1. Share Authorization.  Subject to adjustment as provided in Section 3.2 and Section 11.2, the number of Shares authorized for issuance pursuant to Awards under the Plan shall be 2,391,847 Shares, less one Share for every one Share granted under the Prior Plan after September 3, 2022 and prior to the effective date of the Plan (the “Share Authorization”), and the number of Shares authorized for grant as Incentive Stock Options shall be no more than the Share Authorization.  The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

3.2. Share Counting. Each Share that is subject to an Award under the Plan shall reduce the Share Authorization by one (1.0) Share.

(a) If any Shares subject to an Award are forfeited, an Award expires or otherwise terminates without issuance of Shares, or an Award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such Award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Share Authorization on a one-for-one basis. If any Shares subject to an award granted under the Prior Plan (a “Prior Plan Award”) are forfeited, a Prior Plan Award expires or otherwise terminates without issuance of Shares, or such an award is settled for cash (in whole or in part) or otherwise does not result in the issuance of all or a portion of the Shares subject to such award, such Shares shall, to the extent of such forfeiture, expiration, termination, cash settlement or non-issuance, be added to the Share Authorization on a one-for-one basis.

(b) In the event that withholding tax liabilities arising from any Award other than an Option or Stock Appreciation Right (or any Prior Plan Award other than stock options or stock appreciation rights) are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, then in each such case the Shares so tendered or withheld shall be added to the Share Authorization on a one-for-one basis.  Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Authorization: (A) Shares tendered by a Participant (either actually or by attestation) or withheld by the Company in payment of the exercise price of an Option (or option granted under the Prior Plan); (B) Shares tendered by a Participant (either actually or by attestation) or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right (or option or stock appreciation right granted under the Prior Plan); (C) Shares subject to a Stock Appreciation Right (or stock appreciation right granted under the Prior Plan) that are not issued in connection with its stock settlement on exercise thereof, and (D) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options (or options granted under the Prior Plan).

(c) Substitute Awards shall not reduce the Share Authorization, nor shall Shares subject to a Substitute Award be added to the Share Authorization as provided in paragraphs (b) and (c) above.  Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination, and subject to adjustment as provided in Section 11.2) may be used for Awards under the Plan and shall not reduce the Share Authorization (and Shares subject to such Awards shall not be added to the Share Authorization); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Associates, Non-Executive Directors or Consultants prior to such acquisition or combination.

3.3. Limit on Awards to Non-Executive Directors.  Notwithstanding any other provision of the Plan to the contrary and excluding any Awards made pursuant to Section 8.5, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all equity-based Awards and the amount of any cash-based Awards or other cash fees that may be granted or paid to any Non-Executive Director as compensation for services as a Non-Executive Director during any single fiscal year of the Company shall not exceed $750,000; provided, however, the foregoing limitation shall not apply to (a) amounts paid to a Non-Executive Director for services rendered as an employee of or consultant to the Company or any Subsidiary or (b) any severance or other payments paid to a Non-Executive Director for prior or current service as an employee of or consultant to the Company or any Subsidiary.  For the avoidance of doubt, any compensation earned for services rendered as a Non-Executive Director that is deferred shall be counted toward this limit for the year in which it was earned and became vested, and not when paid or settled if later

Article 4. ELIGIBILITY AND ADMINISTRATION; NO REPRICING
4.1. Eligibility. Any Associate, Non-Executive Director or Consultant shall be eligible to be selected as a Participant.

4.2. Administration.  The Plan shall be administered by the Committee.  The Committee shall have full and plenary power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Associates, Non-Executive Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares to be covered by an Award or the cash amount that may be payable under an Award; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether any Award, other than an Option or Stock Appreciation Right, will have Dividend Equivalents; (viii) amend the terms and conditions of an Award after the granting thereof to a Participant (including accelerating the exercisability, vesting or payment of an Award and/or extending the period of time for which an Option or Stock Appreciation Right is to remain exercisable following the Participant’s cessation of services); (ix) interpret and administer the Plan and any instrument or agreement entered into, under or in connection with the Plan, including any sub-plan or Award Agreement; (x) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (xi) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(a) Any determination made by the Committee with respect to an Award will be made in its sole discretion at the time of grant of the Award or at any later time, and such determination of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary.  A majority of the members of the Committee may determine its actions.  Notwithstanding the foregoing, any action or determination by the Committee specifically affecting or relating to an Award to a Non-Executive Director shall require the prior approval of the Board.

(b) To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to Associates who are not directors or executive officers of the Company: (A) designate Associates to be recipients of Awards, and (B) determine the number of Shares subject to such Awards to be received by such Associates; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

4.3. No Repricing.  Notwithstanding any other provision of the Plan to the contrary and other than adjustments made pursuant to Section 11.2 or in connection with a Change in Control, without the approval of a majority vote of the Company’s shareholders, present in person or by proxy at any special or annual meeting of the shareholders, the Company may not (a) amend the terms of outstanding Options or Stock Appreciation Rights to reduce the exercise price of such outstanding Options or Stock Appreciation Rights; (b) cancel outstanding Options or Stock Appreciation Rights in exchange for Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights; or (c) cancel outstanding Options or Stock Appreciation Rights with an exercise price above the Fair Market Value thereof in exchange for cash, other securities or other Awards.

Article 5. OPTIONS

5.1. Grant.  Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee may determine.

5.2. Award Agreements.  All Options shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee may determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Options need not be the same with respect to each Participant.

5.3. Exercise Price.  Other than in connection with Substitute Awards, the exercise price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the exercise price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant.

5.4. Term of Options.  The term of each Option shall be fixed by the Committee; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however, that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary.  Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (other than an Incentive Stock Option) (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Associates or Non-Executive Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

5.5. Vesting of Options.  The Committee shall determine and provide in the Award Agreement the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements).

5.6. Exercise of Options.  Vested Options granted under the Plan shall be exercised by the Participant (or the Participant’s executors, administrators, guardian or legal representative) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased.  The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(a) Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including through a broker-assisted cashless exercise program), or (vi) any combination of any of the foregoing; provided, however, to the extent required by applicable law, that the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired.  The notice of exercise and payment of the purchase price shall be made by physical or electronic delivery as the Committee may from time to time direct, and shall be in such form, containing such further provisions consistent with the provisions of the Plan, as the Committee may from time to time prescribe.  In no event may any Option granted hereunder be exercised for a fraction of a Share.

(b) Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option (as such term may be extended as provided in Section 5.4), the Fair Market Value of one Share exceeds the exercise price per Share, the Participant has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Participant on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option.  In such event, the Company shall deliver to the Participant the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and minimum statutory withholding taxes; provided, however, any fractional Share shall be settled in cash.

5.7. Incentive Stock Options.  The Committee may grant Incentive Stock Options to any employee of the Company or any Subsidiary, subject to the requirements of Section 422 of the Code.  The aggregate Fair Market Value (determined as of the time the Option is granted) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year (under all plans of the Company) may not exceed $100,000 or such other limitation as imposed by Section 422(d) of the Code, or any successor provision.  To the extent that Incentive Stock Options are first exercisable by a Participant in excess of such limitation, such Options shall be treated as non-qualified stock options.  Any Option (or portion thereof) purported to be an Incentive Stock Option, which, for any reason, fails to meet the requirements of Section 422 of the Code shall be treated as a non-qualified stock option.

Article 6. STOCK APPRECIATION RIGHTS

6.1. Grant.  The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case upon such terms and conditions as the Committee may determine.  Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the exercise price of the Stock Appreciation Right.  The Committee shall determine and provide in the Award Agreement whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof.

6.2. Award Agreements.  All Stock Appreciation Rights shall be evidenced by an Award Agreement in such form and containing such terms and conditions as the Committee shall determine which are not inconsistent with the provisions of the Plan.  The terms and conditions of Stock Appreciation Rights need not be the same with respect to each Participant.

6.3. Exercise Price.  A Stock Appreciation Right shall have an exercise price per Share of not less than 100% of the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2.

6.4. Term.  The term of each Stock Appreciation Right shall be fixed by the Committee; provided that no Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date the Stock

Appreciation Right is granted.  Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain Associates or Non-Executive Directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term shall be extended for a period of thirty (30) days following the end of the legal prohibition, black-out period or lock-up agreement.

6.5. Vesting.  The Committee shall determine and provide in the Award Agreement the time or times at which or the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements).

6.6. Exercise of Stock Appreciation Rights.  Vested Stock Appreciation Rights granted under the Plan shall be exercised by the Participant (or the Participant’s executors, administrators, guardian or legal representative) as to all or part of the Stock Appreciation Rights covered thereby, by giving notice of exercise to the Company or its designated agent.  The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time.

(a) An Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right (as such term may be extended as provided in Section 6.4), the Fair Market Value of one Share exceeds the exercise price per Share of the Stock Appreciation Right, the Participant has not exercised the Stock Appreciation Right or the tandem Option (if applicable), and the Stock Appreciation Right has not otherwise expired, the Stock Appreciation Right shall be deemed to have been exercised by the Participant on such day.  In such event, the Company shall make payment to the Participant in accordance with this Section, reduced by the number of Shares (or cash) required for minimum statutory withholding taxes; any fractional Share shall be settled in cash

Article 7. RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1. Grants.  Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation.  The Committee shall determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2. Award Agreements.  The terms of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of Restricted Stock Awards and Restricted Stock Unit Awards need not be the same with respect to each Participant.

7.3. Rights of Holders of Restricted Stock and Restricted Stock Units.  Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award and subject to execution of the Award Agreement, the Participant shall become a shareholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a shareholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section.  A Participant who holds a Restricted Stock Unit Award shall only have those rights specifically provided for in the Award Agreement, which may include the right to receive Dividend Equivalents (subject to the requirements of Section 409A of the Code); provided, however, in no event shall the Participant have voting rights with respect to such Award.  Notwithstanding the foregoing provisions of this Section (and subject to the requirements of Section 409A of the Code), cash dividends, stock and any other property (other than cash) distributed as a dividend or otherwise with respect to any Restricted Stock Award or Restricted Stock Unit Award either (i) shall not be paid or credited or (ii) shall be accumulated, subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed, and paid at the time or times (or later) as such restrictions and risk of forfeiture lapse.

7.4. Vesting Period.  Restricted Stock Awards and Restricted Stock Unit Awards shall have such Vesting Periods as the Committee may establish at the time of the Award and which may be different for different Awards.  The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

7.5. Issuance of Shares.  Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company.  Any such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

Article 8. OTHER SHARE-BASED AWARDS

8.1. Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), including deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan.  Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation.

8.2. Award Agreements.  The terms of Other Share-Based Awards granted under the Plan shall be set forth in an Award Agreement, which may include the right to receive Dividend Equivalents (subject to the requirements of Section 409A of the Code) and shall contain provisions determined by the Committee and not inconsistent with the Plan.  The terms of such Awards need not be the same with respect to each Participant.  Other Share-Based Awards may be subject to such vesting restrictions as the Committee may impose, which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on the achievement of performance goals and/or future service requirements), in installments or otherwise, as the Committee may provide. Dividend Equivalents with respect to the Shares covered by an Other Share-Based Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by an Other Share-Based Award with respect to which such Dividend Equivalents have been credited.

8.3. Vesting Period.  Other Share-Based Awards shall have such Vesting Periods as the Committee may establish at the time of the Award and which may be different for different Awards.  The Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

8.4. Payment.  Upon settlement, Other Share-Based Awards may be paid in cash and/or Shares, as provided in the Award Agreement.  Other Share-Based Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.5. Deferral of Non-Executive Director Fees.  The Committee may, in its discretion, permit Non-Executive Directors to elect to defer their cash fees or retainers and receive Other Share-Based Awards in the form of deferred stock units (based on the Fair Market Value of a Share) in lieu of all or a portion of their annual retainer, any chair retainer, any committee chair retainer, or meeting (Board or committee) fees pursuant to such rules and procedures as it deems appropriate and adopts for such elections and for payment in deferred stock units, subject to the requirements of Section 409A of the Code.

Article 9. PERFORMANCE AWARDS

9.1. Grants.  Performance Awards in the form of Performance Cash, Performance Shares or Performance Units, as determined by the Committee, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan.  The performance goals to be achieved for each Performance Period shall be determined by the Committee and may be described in terms of the achievement of one or more Company‑wide performance goals or one or more performance goals of the Participant or of the Subsidiary, division, department, region or function within the Company or Subsidiary in which the Participant is employed and may be measured relative to the performance of other corporations.  Such performance goals may include, but not be limited to, achievement or growth of specified financial performance metrics, including earnings per share, earnings before interest and taxes, revenue, operating profit or margin, net income, total shareholder return, stock price appreciation or return on net assets, invested capital or equity or earnings per share growth, and achievement of specified management or operational objections, including productivity, workforce management and succession planning, customer and associate satisfaction and safely.

In assessing the achievement of any performance goals, the Committee may provide for exclusion of the impact of an event or occurrence which the Committee determines should appropriately be excluded, including, but not limited to, (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company, Subsidiary, division, business segment or business unit or not within the reasonable control of management, (c) acquisitions or divestitures, (d) asset write-downs, (e) litigation or claim judgments or settlements, (f) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles, or (g) foreign exchange gains or losses.

9.2. Award Agreements.  The terms of any Performance Award granted under the Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards shall have Dividend Equivalents (subject to the requirements of Section 409A of the Code).  The terms of Performance Awards need not be the same with respect to each Participant.  Dividend Equivalents with respect to the Shares covered by a Performance Award shall be subject to restrictions and risk of forfeiture to the same extent as the Shares covered by a Performance Award with respect to which such Dividend Equivalents have been credited.

9.3. Terms and Conditions.  The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award.  The Committee may, in its sole discretion waive the vesting restrictions and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate.

9.4. Payment.  Upon settlement, Performance Awards shall be paid in cash, Shares, other property, or any combination thereof, as may be established by the Committee at the time of an Award or thereafter.  Performance Awards may be paid in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Article 10. CHANGE IN CONTROL PROVISIONS

10.1. Impact of Certain Change in Control Events.  Notwithstanding any other provision of the Plan to the contrary and except as otherwise provided in an Award Agreement or other agreement approved by the Committee, in the event of a Change in Control resulting from a Business Combination: subject to clause (iii) of this paragraph , the vesting and exercisability of any Options and Stock Appreciation Rights outstanding immediately prior to the date such Change in Control is determined to have occurred and not then vested and exercisable shall become fully vested and exercisable and shall thereafter terminate upon such Change in Control if not exercised; subject to clause (iii) of this paragraph , any restrictions applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Other Share-Based Awards shall lapse and the Shares relating to such Awards shall become free of all restrictions and fully vested and transferable, and any performance conditions imposed with respect to such Awards shall be deemed to be achieved at target performance levels or as otherwise provided in an Award Agreement, which may provide that the Award shall be deemed to be earned or shall vest on a pro rata basis based on achievement of the performance goals through the period immediately prior to the Change in Control; provided, however, that, other than with respect to Awards held by Non-Executive Directors as to which the provisions of clauses (i) and (ii) of this paragraph (a) shall govern, (iii) Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Other Share-Based Awards shall be subject to any agreement relating to a Business Combination that effects a Change in Control and shall not be subject to clauses (i) and of this paragraph , if such agreement provides for: (A) the continuation of the outstanding Awards by the Company, if the Company is the surviving corporation, (B) the assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary, (C) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for outstanding Awards; or (D) subject to Section 409A of the Code, settlement of each Share subject to an outstanding Award for the Fair Market Value of a Share immediately prior to the Change in Control (less, to the extent applicable, the per share exercise price, or, if the per share exercise price equals or exceeds such Fair Market Value, the outstanding Award shall terminate and be cancelled).

(a) For the purposes of this Section 10.1, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Other Share-Based Award shall be considered assumed or substituted for if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Other Share-Based Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Share Award or Other Share-Based Award, for each Share subject thereto, will be solely common stock of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control.  The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.  In cases where an Award includes performance conditions, such Award shall be considered assumed or substituted for if following the Change in Control the Award is converted into restricted stock or restricted stock units assuming achievement of the performance conditions at target levels or as otherwise provided in the Award Agreement, which may provide that the Award shall convert on a pro rata basis based on achievement of the performance goals through the period immediately prior to the Change in Control.

(b) Except as otherwise provided in an Award Agreement or other agreement approved by the Committee, in the event of a Change in Control (whether or not resulting from a Business Combination), if a Participant's employment is terminated without Cause within 24 months following such Change in Control (whether by the Company or by any other surviving corporation in any Business Combination or any affiliate of the Company or such surviving corporation), any Options or Stock Appreciation Rights held by such Participant (including any assumed or substituted options or stock appreciation rights) shall become fully vested and exercisable and shall remain exercisable for a period of three (3) months following such termination (but not later than the expiration date of such Award),  and any restrictions applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Other Share-Based Awards held by such Participant (including assumed or substituted restricted stock, restricted stock units, performance shares and other share-based awards) shall lapse and the Shares (or other securities) relating to such Awards (or awards) shall become free of all restrictions and fully vested and transferable, and any performance conditions imposed with respect to such Awards (or awards) shall be deemed to be achieved at target performance levels, or as otherwise provided in an Award Agreement, which may provide that the Award shall be deemed to be earned or shall vest on a pro rata basis based on achievement of the performance goals through the period immediately prior to the termination.

(c) The Committee, in its discretion, may determine that, upon the occurrence of a Change in Control of the Company, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine; provided that if the per Share exercise price of any Option or Stock Appreciation Right equals or exceeds such Fair Market Value, then the Option or Stock Appreciation Right shall terminate without any payment.

10.2. Definition of Change in Control. For purposes of the Plan, unless otherwise provided in an Award Agreement, Change in Control means the occurrence of any one of the following events:

(a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, becomes the beneficial owner, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company; provided, however, that for purposes of this paragraph (a), the following acquisitions shall not constitute a Change in Control: any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of paragraph (c) of this Section 10.2;

(b) during any twenty-four (24) month period, individuals who, at the beginning of such period, constitute the Board, together with any new director(s) (other than (i) a director designated by a Person who shall have entered into an agreement with the Company to effect a transaction described in paragraphs (a) or (c) of this Section 10.2 and (ii) a director whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the twenty-four (24) month period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(c) consummation of a reorganization, merger or consolidation involving the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were beneficial owners of the Company’s outstanding voting securities ordinarily having the right to vote for the election of directors of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined  voting power of the then outstanding voting securities ordinarily having the right to vote for the election of directors of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership, immediately prior to such Business Combination, of the Company’s outstanding voting securities, (ii) no Person (excluding any corporation resulting from such Business Combination) other than Mitchell Jacobson or Marjorie Gershwind or a member of the Jacobson or Gershwind families or any trust established principally for members of the Jacobson or Gershwind families or an executor, administrator or personal representative of an estate of a member of the Jacobson or Gershwind families and/or their respective affiliates, beneficially owns, directly or indirectly, 50% or more of the combined voting power of the then outstanding voting securities of the corporation resulting from such Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the incumbent Board of Directors of the Company at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(d) a liquidation or dissolution of the Company approved by the shareholders; or
(e) consummation of a sale of all or substantially all of the assets of the Company.

10.3. Payments upon a Change in Control.  Notwithstanding any provision of this Plan to the contrary, to the extent an Award subject to Section 409A of the Code shall be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of a Change in Control and such Change in Control does not constitute a “change in the ownership or effective control” or a “change in the ownership or a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code, then even though such Award may be deemed to be vested or restrictions lapse, expire or terminate upon the occurrence of the Change in Control or any other provision of this Plan, payment will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to the Participant on the date payment otherwise would have been made pursuant to the regular payment terms of the Award in the absence of any provisions in this Plan to the contrary.

Article 11. GENERALLY APPLICABLE PROVISIONS

11.1. Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable tax or securities laws, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded; provided that the Board may not, without the approval of the Company’s shareholders to the extent required by such applicable law, amend the Plan to (a) increase the number of Shares comprising the Share Authorization (except for adjustments pursuant to Section 11.2), (b) expand the types of awards available under the Plan, (c) materially expand the class of persons eligible to participate in the Plan, (d) amend Section 4.3’s prohibition on repricing, (e) amend Section 5.3 or Section 6.3 to eliminate the requirements relating to minimum exercise price, (f) increase the maximum permissible term of any Option specified by Section 5.4 or the maximum permissible term of a Stock Appreciation Right specified by Section 6.4, or (g) extend the term of the Plan.  In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant’s consent.

11.2. Adjustments.  In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or other distribution to Company shareholders, other than a normal or special cash dividend), sale by the Company of all or a substantial portion of its assets (measured on either a stand-alone or consolidated basis), reorganization, rights offering, partial or complete liquidation, merger or consolidation in which the Company is the surviving corporation, or any other corporate transaction or other event involving the Company and having an effect similar to any of the foregoing, the Committee shall make such substitution or adjustments in (a) the number and kind of shares that may be delivered under the Plan, (b) the maximum number of Shares that may be issued pursuant to Incentive Stock Options, (c)  the number and kind of shares or other property, including cash, subject to outstanding Awards, (d)  the exercise price of outstanding Options and Stock Appreciation Rights and (e) other characteristics or terms of the Awards, as necessary or appropriate to equitably reflect such corporate transaction or other event and to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that the number of shares subject to any Award shall always be a whole number; provided, further, that any adjustment pursuant to this Section 11.2 with respect to any Option or Stock Appreciation Right shall be made in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code.

11.3. Transferability of Awards.  No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company.  Except as otherwise permitted by the Committee, no Award shall be assigned, transferred, or otherwise disposed of by a Participant other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved from time to time by the Committee (or the Board in the case of Awards granted to Non-Executive Directors).  An Award may be exercised during the life of a Participant only by the Participant or the Participant’s guardian or legal representative.  The Committee by express provision in the Award Agreement or an amendment thereto may, subject to applicable laws, permit an Award (other than an Incentive Stock Option) to be transferred to, exercised by and paid to certain persons or entities related to the Participant, including, but not limited to, members of the Participant’s family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s family and/or charitable institutions, or to such other persons or entities as may be expressly approved by the Committee, pursuant to such conditions and procedures as the Committee may establish and on a basis consistent with the Company’s lawful issuance of securities. No Award may be transferred to a third-party financial institution for value.

11.4. Termination of Services.  The Committee shall determine and set forth in each Award Agreement whether any Awards granted in such Award Agreement will continue to be exercisable, continue to vest or be earned and the terms of such exercise, vesting or earning, on and after the date that a Participant ceases to provide services to the Company or any Subsidiary (including as a Non-Executive Director), whether by reason of death, disability, voluntary or involuntary termination of employment or services, or otherwise.

11.5. Deferral.  The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred.  Any Award deferred pursuant to this Section 11.5 shall be deferred in accordance with the requirements of Section 409A of the Code.

11.6. Dividend Equivalents.  Subject to the provisions of the Plan and any Award Agreement, and subject to the requirements of Section 409A of the Code, the recipient of an Award other than an Option or Stock Appreciation Right may, if so determined by the Committee, be entitled to receive cash, stock or other property equal in value to dividends paid on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award, as determined by the Committee.  The Committee may provide that the Dividend Equivalents (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.  Notwithstanding the foregoing, Dividend Equivalents credited in connection with an unvested Award shall be subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such Dividend Equivalents have been credited.

11.7. No Pledging or Hedging.  All Shares from Awards are subject to the prohibitions in the Company’s policies on hedging of Shares (including through the use of financial instruments such as prepaid variable forwards, equity swaps, collars and exchange funds) and pledging of Shares (including holding Company securities in a margin account or otherwise pledging Company securities as collateral for a loan).

Article 12. MISCELLANEOUS

12.1. Effective Date of Plan; Termination of Plan.  The Plan shall be effective on the date of the approval of the Plan by the holders of the shares of Company stock entitled to vote at a duly constituted meeting of the shareholders of the Company.  The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled.  Awards may be granted under the Plan at any time and from time to time on or prior to the tenth anniversary of the effective date of the Plan, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section.  Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.2. Award Agreements.  Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf, or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require.  The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.  The Award Agreement shall set forth the material terms and conditions of the Award as established by the Committee consistent with the provisions of the Plan.

12.3. Tax Withholding.  The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan.  The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to a Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes.  If the Participant shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.  The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the minimum required tax withholding rate for the Participant or such other rate that will not cause an adverse accounting consequence or cost) otherwise deliverable in connection with the Award.

12.4. Right of Discharge Reserved; Claims to Awards.  Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Associate, Non-Executive Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Associate, Non-Executive Director or Consultant at any time for any reason.  The Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship.  No Associate, Non-Executive Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Associates, Non-Executive Directors or Consultants under the Plan.

12.5. Substitute Awards.  Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.6. Cancellation of Award; Forfeiture of Gain.  Notwithstanding anything to the contrary contained herein, unless otherwise provided in an Award Agreement, if a Participant, without the consent of the Company, while providing services to the Company or any Subsidiary or after cessation of such service, violates a non-competition, non-solicitation or non-disclosure covenant or agreement or otherwise engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary, as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the Award may, at the Committee’s discretion, be canceled and (ii) the Committee, in its discretion, may require the Participant or other person to whom any payment has been made or Shares or other property have been transferred in connection with the Award to forfeit and pay over to the Company, on demand, all or any portion of the gain (whether or not taxable) realized upon the exercise of any Option or Stock Appreciation Right and the value realized (whether or not taxable) on the vesting or payment of any other Award during the time period specified in the Award Agreement or otherwise specified by the Committee.  Notwithstanding the foregoing, in the event of a Change in Control, the Company’s right to cancel Awards or to require forfeiture or repayment, as provided above, shall terminate without prejudice to any rights that the Company otherwise may have under applicable law.

12.7. Recoupment of Awards.   By accepting an Award hereunder, each Participant agrees that he or she shall reimburse the Company for all or any portion of any Award, and that the Company or Committee may terminate any outstanding, unexercised, unexpired or unpaid Award, rescind any exercise, payment or delivery pursuant to an  Award or recapture any Shares (whether restricted or unrestricted) or proceeds from the Participant’s sale of Shares issued pursuant to an award to the extent required by any recoupment or clawback policy adopted by the Committee in its discretion or to comply with the requirements of any applicable laws. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntary terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

12.8. Stop Transfer Orders.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.9. Nature of Payments.  Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

12.10. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.11. Severability.  The provisions of the Plan shall be deemed severable.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect.  If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed, such unlawfulness, invalidity, unenforceability or impermissibility shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or impermissible and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

12.12. Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.13. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

12.14. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of New York, without reference to principles of conflict of laws, and construed accordingly.

12.15. Foreign Associates and Consultants.  Awards may be granted to Participants who are foreign nationals or providing services outside the United States, on such terms and conditions different from those applicable to Awards to Associates or Consultants providing services in the United States as may,  in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy.  The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company’s obligation with respect to tax equalization for Associates or Consultants on assignments outside their home country.

12.16. Compliance with Section 409A of the Code.     This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent.  To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award shall be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, except as otherwise determined by the Committee.  Any provision of this Plan that would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code shall be amended to comply with Section 409A of the Code on a timely basis, which may be made on a retroactive basis, in accordance with Section 409A of the Code.

(a) Notwithstanding anything in the Plan or any Award Agreement to the contrary, in the event that a Participant is identified as a “specified employee” (as such term is defined in Section 409A of the Code) as of the date of such Participant’s separation from service, any Awards subject to Section 409A of the Code and payable upon the Participant’s separation from service, shall, to the extent necessary to avoid the imposition of taxes under Section 409A of the Code, be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service, or if earlier, the date of the Participant’s death.

12.17. No Representations or Covenants with Respect to Tax Qualification.  Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment.

12.18. No Constraint on Corporate Action.  Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action which such entity deems to be necessary or appropriate.

12.19. No Registration Rights; No Right to Settle in Cash.  The Company has no obligation to register with any governmental body or organization (including, without limitation, the SEC) any of (a) the offer or issuance of any Award, (b) any Shares issuable upon the exercise or vesting of any Award, or (c) the sale of any Shares issued upon the exercise or vesting of any Award, regardless of whether the Company in fact undertakes to register any of the foregoing.  In particular, in the event that any of (x) any offer or issuance of any Award, (y) any Shares issuable upon the exercise or vesting of any Award, or (z) the sale of any Shares issued upon the exercise or vesting of any Award are not registered with any governmental body or organization (including, without limitation, the SEC), the Company will not under any circumstance be required to settle its obligations, if any, under this Plan in cash.

12.20. Data Privacy.  As a condition of acceptance of an Award, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant understands that the Company and its Subsidiaries hold certain personal information about the Participant, including the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or any Subsidiary, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (the “Data”), for the purpose of implementing, managing and administering the Plan.  The Participant further understands that the Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, management and administration of the Participant’s participation in the Plan, and that the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company in the implementation, management, and administration of the Plan.  The Participant understands that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative.  The Participant, through participation in the Plan and acceptance of an Award under the Plan, authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares.  The Participant understands that the Data will be held only as long as is necessary to implement, manage, and administer the Participant’s participation in the Plan.  The Participant understands that if he or she resides outside the United States, he or she may, at any time, view the Data, request additional information about the storage and processing of the Data, require any necessary amendments to the Data, or refuse or withdraw the consents herein in writing, in any case without cost, by contacting in writing his or her local human resources representative.  Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment status and position with the Company or its Subsidiary will not be affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant Awards or administer or maintain such Awards.  Therefore, the Participant understands that refusing or withdrawing the Participant’s consent may affect his or her ability to participate in the Plan.  For more information on the consequences of refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

12.21. Indemnity.  To the extent allowable pursuant to applicable law, each member of the Committee or of the Board and any person to whom the Committee has delegated any of its authority under the Plan shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf.  The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
12.22. Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.